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                                                                    EXHIBIT 23.1

               Consent of Independent Certified Public Accountants

We have issued our report dated December 3, 2002 accompanying the consolidated financial statements of McLaren Performance Technologies, Inc. and Subsidiaries appearing in the Annual Report on Form 10-KSB for the year ended September 30, 2002. We consent to the incorporation by reference in the Registration Statements of the Company on Form S-8 (Registration Nos. 333-53461, 333-32994, 333-55044) of the aforementioned report.

/s/ Grant Thornton LLP

Southfield, Michigan
December 30, 2002